Exhibit 23.2

                           Bouhan, Williams & Levy LLP
                                 447 Bull Street
                             Savannah, Georgia 31402
                                  912/236-2491









                                December 9, 1998



Savannah Electric and Power Company
600 East Bay Street
Savannah, Georgia 31401

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Savannah Electric and Power Company (the "Company") and Savannah Electric Capital Trust I (the "Trust") dated December 3, 1998, relating to 1,600,000 6.85% Trust Preferred Securities ($25 liquidation amount per security) of the Trust, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated December 3, 1998.


                                                     Very truly yours,

                                             /s/Bouhan, Williams & Levy LLP